Exhibit A

Joint Filing Agreement

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the Class A Common Stock, $.01 par value, of Emmis Communications Corporation shall be filed on behalf of the undersigned.

Steven D. Lebowitz

By:	/s/ ANDREW COLLINS
Andrew Collins, Attorney-In-Fact

Deborah P. Lebowitz

By:	/s/ ANDREW COLLINS
Andrew Collins, Attorney-In-Fact

The Steven & Deborah Lebowitz Foundation

By:	/s/ ANDREW COLLINS
Andrew Collins, Attorney-In-Fact

The Lebowitz Family, LLC

By:	/s/ ANDREW COLLINS
Andrew Collins, Attorney-In-Fact